UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2018

Motors Liquidation Company GUC Trust

(Exact Name of Registrant as Specified in its charter)

Delaware	1-43	45-6194071
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

c/o Wilmington Trust Company, as trust administrator and trustee Attn: David A. Vanaskey Jr. Administrative Vice President Rodney Square North 1100 North Market Street Wilmington, Delaware		19890-1615
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (302) 636-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

Pursuant to the Second Amended and Restated Motors Liquidation Company GUC Trust Agreement dated as of July 30, 2015 and between the parties thereto, as amended (the “GUC Trust Agreement”), and that certain Order Authorizing the GUC Trust Administrator to Liquidate New GM Securities for the Purpose of Funding Fees, Costs and Expenses of the GUC Trust and the Avoidance Action Trust, dated March 8, 2012 (the “Liquidation Order”) issued by the Bankruptcy Court for the Southern District of New York, Wilmington Trust Company, in its capacity as trust administrator and trustee of the Motors Liquidation Company GUC Trust (the “GUC Trust Administrator,” and such trust, the “GUC Trust”) is required to provide on an annual basis the projected budgets for certain categories of expenses (“Wind-Down Costs”), other than Reporting and Transfer Costs (as defined in the GUC Trust Agreement), to FTI Consulting, Inc., in its capacity as the trust monitor of the GUC Trust, to the DIP Lenders (as defined in the GUC Trust Agreement), and to certain additional parties specified in the Liquidation Order. Furnished as Exhibit 99.1 to this Current Report on Form 8-K are copies of the calendar-year 2019 budgets for Wind-Down Costs and for Reporting and Transfer Costs.

The foregoing budgets are subject to revision by the GUC Trust Administrator, according to the procedures specified in the GUC Trust Agreement. Such budgets were developed based upon assumptions and estimates about future events which could change in the future due to various risks and uncertainties, including those specified under the heading “Forward Looking Statements” in Item 2 (“Management’s Discussion and Analysis”) of the Quarterly Report on Form 10-Q filed on November 13, 2018, and in Item 1A (“Risk Factors”) of the Annual Report on Form 10-K filed on June 11, 2018. As a result, actual Wind-Down Costs and Reporting and Transfer Costs could be materially higher or lower than the amounts presented in Exhibit 99.1, which could materially affect the value of the units of beneficial interest in the GUC Trust. Holders of such securities should carefully consider such risks and uncertainties before making any decisions with respect to such securities.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	2019 Budgets

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTORS LIQUIDATION COMPANY GUC TRUST

By: Wilmington Trust Company, not in its individual capacity, but solely in its capacity as trust administrator and trustee of the Motors Liquidation Company GUC Trust

Date: November 29, 2018

	By:	/s/ David A. Vanaskey Jr.
		Name:	David A. Vanaskey Jr.
		Title:	Administrative Vice President of Wilmington Trust Company